Exhibit 99(a)

                       Consolidated Financial Statements

                         George Mason Bankshares, Inc.

                         PERIOD ENDED DECEMBER 31, 1997
                      WITH REPORT OF INDEPENDENT AUDITORS

                         George Mason Bankshares, Inc.

                       Consolidated Financial Statements

                         Period ended December 31, 1997

                                    CONTENTS


Report of Independent Auditors ...............................................35

Audited Financial Statements

Consolidated Balance Sheets...................................................36
Consolidated Statements of Income.............................................37
Consolidated Statements of Shareholders' Equity...............................38
Consolidated Statements of Cash Flows.........................................39
Notes to Consolidated Financial Statements.................................40-70

                         Report of Independent Auditors


Board of Directors
George Mason Bankshares, Inc.

We have audited the accompanying consolidated balance sheets of George Mason Bankshares, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of The Palmer National Bancorp, Inc., which statements reflect net interest income constituting 16% of the related consolidated net interest income for the year ended December 31, 1995. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for The Palmer National Bancorp, Inc., is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of George Mason Bankshares, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young
                                                           _________________

Washington, D.C.
January 22, 1998

                         George Mason Bankshares, Inc.

                          Consolidated Balance Sheets

                                                                                     December 31
                                                                                  1997         1996
                                                                             -------------------------
                                                                      (In thousands, except per share data)
Assets
Cash and due from banks                                                       $   35,640    $  41,158
Federal funds sold                                                                55,052       23,800
                                                                             -------------------------
Total cash and cash equivalents                                                   90,692       64,958

Securities available-for-sale                                                    321,652      280,859
Securities held-to-maturity                                                       52,017       64,574
Mortgage loans held for resale                                                    90,611       72,983

Loans, net of deferred loan fees and unearned discount                           456,308      373,613
Less: Allowance for loan losses                                                   (5,669)      (5,659)
                                                                             -------------------------
Loans, net                                                                       450,639      367,954

Bank premises and equipment, net                                                   9,351       10,019
Accrued income receivable                                                          4,939        4,480
Prepaid expenses and other assets                                                  4,422        4,186
Deferred income taxes                                                              2,246        2,059
Other real estate                                                                      0          398
                                                                             -------------------------
Total assets                                                                  $1,026,569     $872,470
                                                                             =========================

Liabilities and shareholders' equity
Liabilities
Deposits:
     Demand                                                                   $  176,803     $132,415
     Interest checking                                                            61,441       49,002
     Savings                                                                     182,762      162,414
     Time                                                                        398,296      349,763
                                                                             -------------------------
Total deposits                                                                   819,302      693,594
Securities sold under agreements to repurchase
     and other borrowed funds                                                    122,809      105,898
Accrued expenses and other liabilities                                             7,694        7,979
Dividends payable                                                                    728          655
                                                                             -------------------------
Total liabilities                                                                950,533      808,126

Shareholders' equity
Preferred stock, par value $.01; authorized 1,000
     shares; no shares issued or outstanding                                           0            0
Common stock, par value $1.11; authorized 9,000 shares; issued and
     outstanding 5,261 shares in 1997 and 5,028 shares in 1996                     5,840        5,581
Surplus                                                                           43,163       38,472
Retained earnings                                                                 26,308       21,094
Unrealized holding gain (loss) on securities available-for-sale, net of tax          725         (803)
                                                                             -------------------------
Total shareholders' equity                                                        76,036       64,344
                                                                             -------------------------
Total liabilities and shareholders' equity                                    $1,026,569     $872,470
                                                                             =========================

See notes to consolidated financial statements.

                                      George Mason Bankshares, Inc.

                                    Consolidated Statements of Income

                                                                                   Year Ended December 31
                                                                            1997            1996            1995
                                                                         ------------------------------------------
                                                                          (In thousands, except per share data)
Interest income
Interest and fees on loans                                                $40,143          $33,594         $27,676
Interest on federal funds sold and repurchase agreements                      840              863           1,006
Interest on securities:
     Taxable                                                               22,380           18,120          14,384
     Tax-exempt                                                             1,143            1,150           1,053
                                                                         ------------------------------------------
Total interest income                                                      64,506           53,727          44,119

Interest expense
Interest on deposits                                                       28,282           22,496          17,870
Interest on securities sold under agreements to
     repurchase and other borrowed funds                                    4,279            3,768           2,079
                                                                         ------------------------------------------
Total interest expense                                                     32,561           26,264          19,949
                                                                         ------------------------------------------
     Net interest income                                                   31,945           27,463          24,170
Provision for loan losses                                                      20              181              18
                                                                         ------------------------------------------
     Net interest income after provision
       for loan losses                                                     31,925           27,282          24,152
Other income
     Service charges                                                        3,911            2,927           2,124
     Gain on sales of trading securities                                        0               66             180
     Gain on sales of securities available-for-sale                            42              560             653
     Gain on sales of mortgage loans held for resale                       11,404            9,836           6,366
     Other                                                                  1,287            1,463           1,036
                                                                         ------------------------------------------
Total other income                                                         16,644           14,852          10,359

Other expenses
     Salaries and employee benefits                                        21,012           18,550          14,353
     Occupancy                                                              3,476            3,064           2,436
     Equipment                                                              2,429            2,180           1,817
     Other operating expenses                                               9,891            8,385           7,518
                                                                         ------------------------------------------
Total other expenses                                                       36,808           32,179          26,124
                                                                         ------------------------------------------
Income before income taxes                                                 11,761            9,955           8,387
Income taxes                                                                3,681            3,072           2,095
                                                                         ------------------------------------------
Net income                                                               $  8,080         $  6,883        $  6,292
                                                                         ==========================================

Basic earnings per share                                                 $   1.58         $   1.38        $   1.30
                                                                         ==========================================

Diluted earnings per share                                               $   1.54         $   1.35        $   1.28
                                                                         ==========================================

Cash dividends declared per share                                        $   0.56         $   0.46        $   0.38
                                                                         ==========================================

See notes to consolidated financial statements.

                         George Mason Bankshares, Inc.

                Consolidated Statements of Shareholders' Equity

                                        Common                                             Treasury    Unrealized
                                         Stock                                            Stock and    Gain (Loss)
                                        Shares        Common                 Retained      Unearned        on
                                      Outstanding      Stock      Surplus    Earnings        ESOP      Securities      Total
                                     -----------------------------------------------------------------------------------------
                                                                          (In thousands)
Balance, December 31, 1994                4,594       $5,099      $34,072    $11,616         $(102)      $(3,909)     $46,776

Net income                                                                     6,292                                    6,292
Common stock issuance                       161          179        1,451                                               1,630
Purchase of treasury stock                                                                     (21)                       (21)
ESOP shares earned                                                                              81                         81
Cash dividends                                                                (1,492)                                  (1,492)
Change in unrealized holding gain
(loss) on available-for-sale securities                                                                    4,661        4,661
                                     -----------------------------------------------------------------------------------------
Balance, December 31, 1995                4,755        5,278       35,523     16,416           (42)          752       57,927

Net income                                                                     6,883                                    6,883
Common stock issuance                       276          306        2,988                                               3,294
Retirement of treasury stock                 (3)          (3)         (39)                      42
Cash dividends                                                                (2,205)                                  (2,205)
Change in unrealized holding gain
(loss) on available-for-sale securities                                                                   (1,555)      (1,555)
                                     -----------------------------------------------------------------------------------------
Balance, December 31, 1996                5,028        5,581       38,472     21,094             0          (803)      64,344

Net income                                                                     8,080                                    8,080
Common stock issuance                       233          259        4,691                                               4,950
Cash dividends                                                                (2,866)                                  (2,866)
Change in unrealized holding gain
(loss) on available-for-sale securities                                                                    1,528        1,528
                                     -----------------------------------------------------------------------------------------
Balance, December 31, 1997                5,261       $5,840      $43,163    $26,308         $   0       $   725      $76,036
                                     =========================================================================================

See notes to consolidated financial statements.

                         George Mason Bankshares, Inc.

                     Consolidated Statements of Cash Flows

                                                                                     Year Ended December 31
                                                                              1997           1996            1995
                                                                          ------------- --------------- --------------

                                                                                        (IN THOUSANDS)
OPERATING ACTIVITIES
Net income                                                                 $     8,080    $     6,883    $     6,292
Adjustments to reconcile net income to net cash
used in operating activities:
Net amortization (accretion) on securities                                         688            (62)           (81)
Depreciation and amortization                                                    2,159          1,610          1,132
Provision for loan losses                                                           20            181             18
Gain on sales of securities available-for-sale                                     (42)          (560)          (653)
Provision for deferred income taxes                                               (939)          (130)          (420)
Change in assets and liabilities:
Decrease (increase) in trading securities                                                       5,693           (394)
Increase in mortgage loans held for resale                                     (17,628)       (17,501)       (36,976)
Increase in accrued income receivable, prepaid expenses and other assets          (297)        (1,758)          (896)
Increase in other liabilities                                                    1,323          1,919          3,226
                                                                           --------------------------------------------
Net cash used in operating activities                                           (6,636)        (3,725)       (28,752)

INVESTING ACTIVITIES
Proceeds from sales and maturities of available-for-sale securities            103,039        153,061        106,293
Proceeds from maturities of held-to-maturity securities                         12,462          6,949         18,549
Purchase of available-for-sale securities                                     (141,386)      (247,738)      (145,446)
Purchase of held-to-maturity securities                                           (917)        (2,831)       (10,376)
Net increase in loans                                                          (82,695)       (74,236)       (53,474)
Purchase of property and equipment                                              (1,301)        (1,788)        (3,460)

                                                                           --------------------------------------------
Net cash used in investing activities                                         (110,798)      (166,583)       (87,914)


Financing activities
Net increase in deposits                                                       125,708        139,130         93,662
Net increase in borrowed funds                                                  16,911         45,151         20,618
Repayment of ESOP debt                                                                                           (81)
Net proceeds from sales of common stock                                          3,342          3,294          1,630
Purchase of treasury stock                                                                                       (21)
ESOP shares earned                                                                                                81
Dividends paid                                                                  (2,793)        (1,948)         (1,413)

                                                                           -------------------------------------------
Net cash provided by financing activities                                      143,168        185,627         114,476
                                                                           -------------------------------------------
Net increase (decrease) in cash and cash equivalents                            25,734         15,319          (2,190)
Cash and cash equivalents at beginning of year                                  64,958         49,639          51,829
                                                                           ------------------------------------------
Cash and cash equivalents at end of year                                    $   90,692     $   64,958     $    49,639
                                                                           ============= ============== =============


SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid                                                               $   32,467     $   25,625     $   19,134
                                                                           ============= ============== =============

Income taxes paid                                                          $     3,576    $     3,229    $     2,210
                                                                           ============= ============== =============


See Notes to Consolidated Financial Statements.

                         George Mason Bankshares, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

George Mason Bankshares, Inc. (the Corporation) is a bank holding company headquartered in Fairfax, Virginia. The Corporation owns all of the outstanding stock of its subsidiaries, George Mason Bank and Mason Holding Corporation (referred to collectively hereafter as "the Bank"). The Bank operates banking sites throughout Northern Virginia, Washington, D.C., and Maryland.

CONSOLIDATION POLICY

The consolidated financial statements include the accounts of the Corporation, the Bank, and the Bank's subsidiaries, George Mason Mortgage Corporation and Mason Advertising, Inc. Significant intercompany accounts and transactions have been eliminated in consolidation.

PRESENTATION OF CASH FLOWS

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, certificates of deposit held for investment with an original maturity date of three months or less, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. Cash flows from loans not held for resale, demand, interest checking, savings and time deposits are reported net. Cash flows from loans held for resale are shown net, as an operating cash flow.

SECURITIES

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

Debt securities not classified as held-to-maturity and marketable equity securities are classified as available-for-sale or trading. Available-for-sale securities are stated at fair value, with unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity.

                         George Mason Bankshares, Inc.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SECURITIES (CONTINUED)

Trading securities are held for resale in anticipation of short-term market movements. Trading securities, consisting of debt securities, are stated at fair value. Gains and losses, both realized and unrealized, are included in earnings.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security using methods which approximate level yields. Such amortization or accretion is included in interest on securities. Interest and dividends are included in interest on securities. Realized gains and losses are included in gain on sales of securities available-for-sale. The cost of securities sold is based on the specific identification method.

MORTGAGE LOANS HELD FOR RESALE

Mortgage loans held for resale to investors are carried at the lower of cost or market as determined by investors' commitment prices. Loan origination and commitment fees and certain direct loan origination costs are deferred until the time of sale.

LOANS

Unearned interest on discounted loans is amortized to income over the life of the loans. For all other loans, interest is accrued daily on the outstanding balances. Interest is not accrued on loans if the collection of such interest is doubtful.

Loan fees are amortized over the life of the loans, using methods which approximate level yields. The Corporation is generally amortizing these amounts over the contractual life.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses represents management's judgment as to the amount necessary to adequately provide for the risk of future losses in the loan portfolio. While it is the Corporation's policy to write off in the current period those loans or portions of loans on which a loss is considered probable, there continues to exist the risk of future losses which cannot be quantified precisely or attributed to specific loans. In assessing the adequacy of the allowance for loan losses, management relies on its ongoing review of the loan portfolio, general economic conditions and trends, financial conditions of specific borrowers, past loan loss experience, and net charge-offs during the year. This review takes into consideration the judgments not only of the responsible lending officers and senior management, but in addition, bank regulatory agencies that review the loan portfolio as a part of the regular bank examination process.

                         George Mason Bankshares, Inc.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is computed principally by the straight-line method over the estimated useful lives. The estimated useful lives of buildings and improvements on leased property are between eight and 50 years, and the estimated useful lives of furniture and equipment are between three and 30 years.

Improvements to leased property are amortized over the lesser of the life of the lease or life of the improvements. Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

OTHER REAL ESTATE

Other real estate acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management, and the real estate is carried at the lower of carrying amount or fair value less cost to sell.

INCOME TAXES

The Corporation uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities (i.e., temporary differences) and are measured at the enacted rates that will be in effect when these differences reverse.

NEW ACCOUNTING PRONOUNCEMENTS

In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128), was issued. SFAS 128 establishes standards for computing and presenting earnings per share (EPS) and applies to entities with publicly held common stock or potential common stock. SFAS 128 simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, "Earnings per Share," and makes them comparable to international EPS standards. The Corporation adopted SFAS 128 on December 31, 1997 and all prior-period EPS data presented have been restated.

In June 1996, Statement of Financial Accounting Standards No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS 125), was issued. SFAS 125 clarifies and provides consistent guidance for distinguishing transfers of financial assets that are sales from transfers that are borrowings. The standard is based on a financial components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, and derecognizes liabilities when extinguished. SFAS 125 is effective for specified transactions occurring after December 31, 1996. In October 1996, Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB No. 125" (SFAS 127), was issued. SFAS 127 defers until after

                         George Mason Bankshares, Inc.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

December 31, 1997, the effective date of paragraphs 9-12 of SFAS 125 for repurchase agreement, securities lending, dollar roll and similar transactions and the effective date of paragraph 15 for all transactions. Earlier or retroactive application is not permitted. Adoption of SFAS 125 did not, and is not expected to, have a material impact on the Corporation.

In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), was issued. SFAS 123 requires entities that have followed Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations to either adopt a fair value method of accounting for stock-based compensation (as described by SFAS 123) or continue to follow APB 25 and provide additional pro forma disclosures in the footnotes to the financial statements.

The Corporation has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed in Note 14, the alternative fair value accounting provided for under SFAS 123, requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Corporation's employee stock options approximates the market price of the underlying stock on the date of grant, no compensation expense is recognized.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications were made to the prior year financial statements to conform to current-year presentation.

2. RESTRICTIONS ON CASH BALANCES

The Corporation is required by the Board of Governors of the Federal Reserve System and by state banking laws to maintain certain minimum cash balances consisting of vault cash and deposits in the Federal Reserve Bank or in other commercial banks. Such restricted balances totaled $11,563,000 as of December 31, 1997.

                         George Mason Bankshares, Inc.

3. SECURITIES

The amortized cost, market value, gross unrealized gains and losses, and fair value of the securities portfolio were as follows:

SECURITIES AVAILABLE-FOR-SALE

                                                                    GROSS             Gross
                                                AMORTIZED        Unrealized        Unrealized           Fair
                                                  COST              Gains            Losses            Value
                                            ---------------------------------------------------------------------
                                                                      (IN THOUSANDS)
December 31, 1997:
U.S. Treasury                                   $  10,010         $     19           $    (7)         $  10,022

U.S. government agencies
     and corporations                              26,275               76               (26)            26,325
States and political subdivisions                   4,093              106                                4,199
Mortgage-backed securities                        276,497            1,572              (373)           277,696
Other securities                                    3,410                                                 3,410
                                            --------------------------------------------------------------------
Total                                            $320,285           $1,773             $(406)          $321,652
                                            ====================================================================
December 31, 1996:
U.S. Treasury                                   $  10,010            $  12          $    (11)         $  10,011
U.S. government agencies
     and corporations                              24,247               54               (49)            24,252
States and political subdivisions                   1,316               14                (6)             1,324
Mortgage-backed securities                        243,274              646            (1,420)           242,500
Other securities                                    2,772                                                 2,772
                                            --------------------------------------------------------------------
Total                                            $281,619             $726           $(1,486)          $280,859
                                            ====================================================================
December 31, 1995:
U.S. Treasury                                   $  34,022          $   275            $  (16)          $ 34,281
U.S. government agencies
     and corporations                              15,172              133                (7)            15,298
States and political subdivisions                   8,161              358                (7)             8,512
Mortgage-backed securities                        125,526            1,173              (106)           126,593
Other securities                                    2,811               90                (4)             2,897
                                            --------------------------------------------------------------------
Total                                            $185,692           $2,029             $(140)          $187,581
                                            ====================================================================


                         George Mason Bankshares, Inc.

3. SECURITIES (CONTINUED)

SECURITIES HELD-TO-MATURITY

                                                                    GROSS             Gross
                                                AMORTIZED        Unrealized        Unrealized           Fair
                                                  COST              Gains            Losses            Value
                                               ----------------------------------------------------------------
                                                                      (IN THOUSANDS)
December 31, 1997:
U.S. government agencies                            $   483            $   19                           $   502
     and corporations
States and political subdivisions                    18,530               808             $(13)          19,325
Mortgage-backed securities                           33,004               375              (62)          33,317
                                               ----------------------------------------------------------------
Total                                               $52,017            $1,202             $(75)         $53,144
                                               ================================================================
December 31, 1996:
U.S. government agencies
     and corporations                               $ 4,671            $   56                           $ 4,727
States and political subdivisions                    18,818               448            $ (68)          19,198
Mortgage-backed securities                           41,085               523             (176)          41,432
                                               ----------------------------------------------------------------
Total                                               $64,574            $1,027            $(244)         $65,357
                                               ================================================================
December 31, 1995:
U.S. government agencies
     and corporations                               $ 8,471            $  152                           $ 8,623
States and political subdivisions                    15,027               533            $ (27)          15,533
Mortgage-backed securities                           45,162               903             (123)          45,942
                                               ----------------------------------------------------------------
Total                                               $68,660            $1,588            $(150)         $70,098
                                               ================================================================

                         George Mason Bankshares, Inc.

3. SECURITIES (CONTINUED)

The amortized cost and estimated fair value of securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

SECURITIES AVAILABLE-FOR-SALE                                               AMORTIZED         Estimated
                                                                              COST            Fair Value
                                                                          -------------------------------
                                                                                        (IN THOUSANDS)
Due in one year or less                                                        $  4,742          $  4,742
Due after one year through five years                                            12,799            12,826
Due after five years through ten years                                           17,828            17,883
Due after ten years                                                               5,009             5,095
Mortgage-backed securities                                                      276,497           277,696
Equity securities                                                                 3,410             3,410
                                                                          -------------------------------
Total                                                                          $320,285          $321,652
                                                                          ===============================

Securities Held-to-Maturity                                                 AMORTIZED         Estimated
                                                                              COST            Fair Value
                                                                          -------------------------------
                                                                                  (IN THOUSANDS)

Due in one year or less
Due after one year through five years                                          $  3,758          $  3,906
Due after five years through ten years                                           10,023            10,474
Due after ten years                                                               5,232             5,447
Mortgage-backed securities                                                       33,004            33,317
                                                                          -------------------------------
Total                                                                           $52,017           $53,144
                                                                          ===============================


Gross gains of $71,000 and gross losses of $29,000 were realized in 1997. Gross gains of $728,000 and gross losses of $168,000 were realized in 1996. Gross gains of $773,000 and gross losses of $120,000 were realized in 1995.

On December 31, 1995 (pursuant to the transition provisions of the Financial Accounting Standards Board staff's Special Report on SFAS 115), the Corporation transferred securities with amortized cost of $15,695,000 from the held-to-maturity category to the available-for- sale category. The unrealized gains associated with securities transferred were $357,000.

                         George Mason Bankshares, Inc.

4. LOANS

The composition of loans was as follows:

                                                              DECEMBER 31
                                                            1997       1996
                                                          -------------------
                                                             (IN THOUSANDS)

Commercial                                                $122,290   $100,986
Real estate - construction                                  46,348     32,203
Real estate - other                                        225,835    201,099
Consumer                                                    62,603     40,083
                                                         --------------------
Total loans                                                457,076    374,371
Less: Deferred loan fees and unearned discounts               (768)      (758)
                                                         --------------------
Loans, net of deferred loan fees and unearned discounts    456,308    373,613
Less: Allowance for loan losses                             (5,669)    (5,659)
                                                         --------------------
LOANS, NET                                                $450,639   $367,954
                                                         ====================

Loans on which interest is not being accrued or for which the terms have been modified to provide for a reduced rate of interest because of financial conditions of borrowers were as follows:

                                                       DECEMBER 31
                                                     1997       1996
                                                    -----------------
                                                      (IN THOUSANDS)

Nonaccruing loans                                    $1,046    $1,487
Restructured loans                                                 95
                                                    -----------------
TOTAL                                                $1,046    $1,582
                                                    =================

Allocation of general reserve to nonaccruing loans  $   158   $   223
                                                    =================

The average nonaccruing loan balances and interest income earned with respect to nonaccruing and restructured loans were as follows:

                                                   YEAR ENDED DECEMBER 31
                                                    1997    1996    1995
                                                   ----------------------
                                                       (IN THOUSANDS)

Average nonaccruing loans                          $1,204  $2,067  $2,342
Income anticipated under original loan agreements     189     194     563
Income recorded                                        80     160     297

                         George Mason Bankshares, Inc.

5. ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses were as follows:

                                        YEAR ENDED DECEMBER 31
                                       1997      1996     1995
                                      --------------------------
                                            (IN THOUSANDS)

Balance, beginning of year            $5,659    $5,529    $5,805
Provision for loan losses                 20       181        18
Amounts charged off                     (259)     (174)     (491)
Recovery of amounts charged off          249       123       197
                                      --------------------------
BALANCE, END OF YEAR                  $5,669    $5,659    $5,529
                                      ==========================

6. BANK PREMISES AND EQUIPMENT

The major classes of bank premises and equipment and accumulated depreciation and amortization were as follows:

                                                     DECEMBER 31
                                                   1997      1996
                                                 ------------------
                                                   (IN THOUSANDS)

Land                                             $ 1,051    $ 1,240
Building and improvements on leased property       7,059      5,848
Furniture and equipment                            8,862      9,097
                                                 ------------------
Total                                             16,972     16,185
Less accumulated depreciation and amortization    (7,621)    (6,166)
                                                 ------------------
BANK PREMISES AND EQUIPMENT, NET                 $ 9,351    $10,019
                                                 ==================

                         George Mason Bankshares, Inc.

7. DEPOSITS

The Corporation held time deposits in denominations of $100,000 or more totaling $93,520,000 and $81,877,000 at December 31, 1997 and 1996, respectively.

As of December 31, 1997, the scheduled maturities of certificates of deposit for the respective years ending December 31 were as follows (IN THOUSANDS):

                        1998                   $313,213
                        1999                     40,782
                        2000                     19,389
                        2001                     15,072
                        2002                      9,840
                                               --------
                       Total                   $398,296
                                               ========

8. INDEBTEDNESS

The Corporation's indebtedness was as follows:

                                                            DECEMBER 31
                                                    1997       1996      1995
                                                  -----------------------------
                                                          (IN THOUSANDS)

Securities sold under agreements to repurchase    $ 74,809   $ 97,469   $53,391
Advances from the FHLB of Atlanta                   23,000      4,000     5,000
Other borrowings                                    25,000      4,429     2,356
                                                  -----------------------------
TOTAL                                             $122,809   $105,898   $60,747
                                                  =============================

Securities sold under agreements to repurchase are entered into principally as accommodations to customers. As of December 31, 1997 and 1996, the securities sold under agreements to repurchase had weighted average interest rates of 4.62% and 4.65%, respectively, and matured overnight.

                         George Mason Bankshares, Inc.

8. INDEBTEDNESS (CONTINUED)

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                      YEAR ENDED DECEMBER 31
                                                      ---------------------
                                                        1997        1996
                                                      ---------------------
                                                      (DOLLARS IN THOUSANDS)

Average daily balance during the year ended           $ 72,123     $ 59,710
Average interest rate during the year ended               4.62%        4.38%
Maximum month-end balance during the year ended       $ 91,256     $ 97,469

Securities underlying the agreements at December 31:

Carrying value                                        $108,330     $103,298
Estimated fair value                                   108,887      103,375



The Corporation has a line of credit with the Federal Home Loan Bank of Atlanta (FHLB of Atlanta) totaling $95 million with $23 million drawn against it as of December 31, 1997. The line of credit expires during the year ending December 31, 2004. Of the $23 million drawn at December 31, 1997, $20 million was a short term advance that bore interest at 5.89% and was repaid in January 1998, and $3 million bears interest at 6.11% with principal payments of $500,000 due every six months with the final payment due during the year ending December 31, 2000. Securities and loans with carrying values of $20,534,000 and $58,257,000, respectively, at December 31, 1997 were pledged as collateral for the line of credit with the FHLB of Atlanta.

The Corporation maintains federal funds lines with a number of larger regional and money-center banking institutions. As of December 31, 1997, the Corporation had lines of credit available totaling $72,882,000.

                         George Mason Bankshares, Inc.

9. INCOME TAXES

The Corporation's deferred tax assets and liabilities were as follows:

                                                      DECEMBER 31
                                                1997               1996
                                          ----------------- ------------------
                                                    (IN THOUSANDS)

Securities available-for-sale                                  $   415
Allowance for loan losses                     $1,710             1,572
Deferred compensation                            359               303
Other                                            976               364
                                          ----------------- ------------------
Total deferred tax assets                      3,045             2,654

Securities available-for-sale                    374
Depreciation                                     292               451
Other                                            133               144
                                          ----------------- ------------------
Total deferred tax liabilities                   799               595
                                          ----------------- ------------------
NET DEFERRED TAX ASSET                        $2,246            $2,059
                                          ================= ==================

Income taxes were composed of the following:

                                                         YEAR ENDED DECEMBER 31
                                                1997               1996              1995
                                          ----------------- ------------------ -----------------
                                                             (IN THOUSANDS)
Current                                       $4,620              $3,202              $2,515
Deferred                                        (939)               (130)                 (8)
Change in valuation allowance                                                           (412)
                                          ----------------- ------------------ -----------------
PROVISION FOR INCOME TAXES                    $3,681              $3,072              $2,095
                                          ================= ================== =================

Current income taxes are primarily related to federal income taxes.

                         George Mason Bankshares, Inc.

9. INCOME TAXES (CONTINUED)

A reconciliation between the amount of reported income taxes and the amount computed by multiplying the applicable statutory federal income tax rate was as follows:

                                                             YEAR ENDED DECEMBER 31
                                                       1997            1996            1995
                                                  --------------- --------------- --------------
                                                                 (IN THOUSANDS)
Federal income taxes at statutory rates                  $3,999        $3,385           $2,852
Adjustments to federal income tax
resulting from:

Tax-exempt income                                          (488)         (391)            (358)
Change in valuation allowance                                                             (412)
Other                                                       170            78               13
                                                  --------------- --------------- --------------
PROVISION FOR INCOME TAXES                               $3,681        $3,072           $2,095
                                                  =============== =============== ==============


The income taxes applicable to securities transactions for 1997, 1996, and 1995 were $15,000, $190,000, and $283,000, respectively. The Corporation's effective tax rates were 31.3%, 30.9%, and 25.0%, for the years ended December 31, 1997, 1996, and 1995, respectively.

10. COMMITMENTS AND CONTINGENCIES

The Corporation's original headquarters building was constructed on land leased for an initial term of twenty-five years ending July 31, 2003. The Corporation has the option to renew the lease and extend the term for three successive terms of ten years each. The building and any improvements on the land become the property of the lessor at the termination of the lease and any renewals thereof, without any compensation being paid to the Corporation. During the term of the lease and any renewals thereof, the Corporation must pay all real estate taxes as additional rent. The rent for the initial twenty-five year term and any renewal terms is adjusted on each fifth anniversary of the lease by the percentage increase or decrease in the Consumer Price Index for urban Washington, D.C. over the preceding five years.

The Corporation has also leased office space for branches and for the offices of George Mason Mortgage Corporation. These leases have various expiration dates, and require minimum annual rentals. Many of the leases have one or more renewal options.

                         George Mason Bankshares, Inc.

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

As of December 31, 1997, the total minimum future rental commitments under these leases for the respective years ending December 31 and thereafter were as follows (IN THOUSANDS):

                               1998                    $2,297
                               1999                     1,497
                               2000                     1,409
                               2001                     1,314
                               2002                     1,041
                         Thereafter                     1,839
                                                  -----------------
                              Total                    $9,397
                                                  =================

The total rental expense for the years ended December 31, 1997, 1996, and 1995 was $2,297,000, $2,044,000, and $1,551,000, respectively.

The Corporation, in the normal course of its business, is the subject of legal proceedings instituted by customers and others. In the opinion of the Corporation's management, there were no legal matters pending as of December 31, 1997, which would have a material effect on the financial statements.

11. TRANSACTIONS WITH DIRECTORS AND OFFICERS

The Corporation has banking transactions in the ordinary course of business with directors, principal officers, and their affiliated companies (commonly referred to as related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. All loans with directors and officers are performing in accordance with their original terms.

Aggregate loan transactions with related parties were as follows:

                                          YEAR ENDED DECEMBER 31
                                           1997              1996
                                    ------------------ -----------------
                                              (IN THOUSANDS)
Balance, beginning of year               $15,890            $16,015
New loans                                  4,350              5,954
Repayments                                (1,465)            (6,079)
                                    ------------------ -----------------
BALANCE, END OF YEAR                     $18,775            $15,890
                                    ================== =================

                         George Mason Bankshares, Inc.

11. TRANSACTIONS WITH DIRECTORS AND OFFICERS (CONTINUED)

These related parties had deposits with the Bank totaling $4,625,000 and $8,708,000 at December 31, 1997 and 1996, respectively.

12. CAPITAL ACCOUNTS

For each year presented, basic earnings per share were computed by dividing net income by the weighted average number of shares outstanding during the respective years. The weighted average number of shares outstanding during the years ended December 31, 1997, 1996, and 1995 were 5,105,000, 4,980,000, and
4,833,000, respectively.

For each year presented, diluted earnings per share were computed by dividing net income by the weighted average number of shares outstanding during the respective years plus the number of common stock equivalents related to stock options outstanding during the respective years. The number of common stock equivalents related to outstanding stock options during the years ended December 31, 1997, 1996, and 1995 were 142,000, 108,000, and 71,000, respectively.

During the year ended December 31, 1997, a non-cash increase to the surplus account of $1,608,000 was recorded to account for a tax benefit received in connection with the exercise of non-qualified stock options.

On December 14, 1995, the Corporation ratified a three-for-two stock split effective January 31, 1996 and payable February 9, 1996. This three-for-two stock split effected an increase in authorized shares to 9,000,000. The effect of this three-for-two stock split has been reflected in all years presented.

Virginia state banking laws restrict the availability of surplus for the payment of dividends. At December 31, 1997, $48,947,000 was so restricted for George Mason Bank.

13. PROFIT-SHARING PLANS

For the year ended December 31, 1995 and the period ended July 31, 1996, the Corporation had a profit-sharing plan for those employees who met the eligibility requirements set forth in the plan. The amount of the contribution to the plan was at the discretion of the Corporation's Board of Directors. The Corporation contributed $221,000 to the plan for the year ended December 31, 1995.

                         George Mason Bankshares, Inc.

13. PROFIT-SHARING PLANS (CONTINUED)

For the year ended December 31, 1995 and the period ended July 31, 1996, the Corporation had a 401(k) plan which covered all employees who had completed at least one full year of continuous service and were at least twenty-one years old. The participants contributed up to 13% of their annual compensation. The Corporation matched the employees' contributions to a maximum of 4.5% of annual compensation. For the year ended December 31, 1995, the Corporation contributed $191,000.

As of August 1, 1996, the Corporation combined the profit sharing and 401(k) plans. The combined plan covers all employees who have completed at least 1,000 hours of service. The participants may contribute up to 13% of their annual compensation. The Corporation contributes 2% of all eligible employees' annual compensation and matches the employees' contributions to a maximum of 3% of compensation. The Corporation may contribute additional amounts to the plan at the discretion of the Board of Directors. For the years ended December 31, 1997 and 1996, the Corporation contributed $875,000 and $595,000 to the combined plan.

As of September 1, 1996, the Corporation adopted an executive deferred compensation plan. The plan covers the chief executive officer and certain other executives of the Corporation. Each participant may defer any or all of his salary and bonus remaining after such participant has deferred at least 3% of his salary under the combined profit sharing and 401(k) plan. The Corporation provides a matching contribution to the plan equal to 50% of the participants' contribution up to 10% of the participants' annual salary. For the years ended December 31, 1997 and 1996, the Corporation contributed $32,000 and $7,000, respectively.

14. STOCK OPTION AND PURCHASE PLANS

The Corporation's various stock option plans provide for the issuance of options to purchase shares of common stock at an exercise price no less than the market value on the date of grant. The options generally vest six months after the grant date and expire ten years after the grant date. The Corporation has authorized and reserved 36,400 shares of its common stock for future grants under these plans.

The Corporation's employee stock purchase plan provides for the issuance of options to purchase shares of common stock at 90% of the market value on the date of grant. The options vest immediately and expire one year after the grant date. There were no remaining options outstanding at December 31, 1997 with exercise prices at 90% of the

                         George Mason Bankshares, Inc.

14. STOCK OPTION AND PURCHASE PLANS (CONTINUED)

grant-date market values, and there are no remaining authorized and reserved shares of its common stock available for future grants under this plan.

The Corporation granted certain directors, in lieu of director fees, rights to shares of the Corporation's common stock. The director stock options are issued with no exercise price and are fully vested six months after the grant date. Compensation expense recognized in connection with options granted in lieu of directors fees was $63,000, $85,000, and $76,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

Pro forma information regarding net income and earnings per share is required by SFAS 123, which also requires that the information be determined as if the Corporation has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                            YEAR ENDED DECEMBER 31
                                                                      1997             1996           1995
                                                                 --------------- ---------------- -------------
Risk-free interest rate                                             5.64%             6.62%           6.62%
Dividend yield                                                      2.50%             2.50%           2.50%
Volatility factor of the expected market price of the
Corporation's common stock                                           .27               .23             .23
Expected life of options (in years)                                 2.00              2.48            2.42

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options was amortized to expense over the options' vesting periods. The effects of applying SFAS 123 for providing pro forma disclosures are not likely to be representative of the effects

                         George Mason Bankshares, Inc.

14. STOCK OPTION AND PURCHASE PLANS (CONTINUED)

on reported net income for future years. The Corporation's pro forma net income (IN THOUSANDS) and pro forma basic and diluted earnings per share based on options issued during 1997, 1996, and 1995 were as follows:

                                                              YEAR ENDED DECEMBER 31
                                                      1997              1996               1995
                                               ------------------ ----------------- ------------------
Pro forma net income                                  $7,763            $6,596            $6,080


Pro forma basic earnings per share                    $ 1.52            $ 1.32            $ 1.26

Pro forma diluted earnings per share                    1.48              1.30              1.24

A summary of activity for the Corporation's stock options with exercise prices equal to the grant-date market values for the three years ended December 31 was as follows:

                                               1997                      1996                      1995
                                     ------------------------- ------------------------- -------------------------
                                       SHARES      Weighted-       Shares      Weighted-      Shares      Weighted-
                                        UNDER       Average        Under        Average       Under        Average
                                       OPTION       Exercise       Option      Exercise       Option      Exercise
                                      (IN 000s)      Price       (In 000s)       Price      (In 000s)       Price
                                     ----------- -------------- ------------ ------------- ------------ -------------
Outstanding at beginning of year          395        $13.06          551          $11.49        590          $10.86
Granted                                   129         21.50           77           18.47         74           13.76
Exercised                                (196)        13.23         (230)          11.08       (112)           9.71
Forfeited                                  (2)        21.50           (3)          13.14         (1)          12.96
                                     -----------                ------------               ------------
OUTSTANDING AT END OF YEAR                326         16.25          395           13.06        551           11.49
                                     ===========                ============               ============

EXERCISABLE AT END OF YEAR                326         16.25          388           12.94        515           11.26
                                     ===========                ============               ============


                                                                       1997            1996            1995
                                                                 ---------------- --------------- ---------------
Range of exercise prices at end of year                            $9.73-21.75      $9.73-21.13     $9.73-14.92

Weighted-average remaining contractual life at end of year          7.32 YEARS      7.29 years      7.74 years

Weighted-average fair values of options granted in the year           $3.62            $3.64           $2.92

                         George Mason Bankshares, Inc.

14. STOCK OPTION AND PURCHASE PLANS (CONTINUED)

Of the 326,000 outstanding stock options at December 31, 1997, 141,000 had exercise prices that were between $9.73 and $12.83. The weighted-average exercise price and weighted-average remaining contractual life of these options were $11.49 and 5.60 years, respectively. The remaining 185,000 stock options outstanding as of December 31, 1997 had exercise prices that were between $14.92 and $21.75. The weighted-average exercise price and weighted-average remaining contractual life of these options were $19.89 and 8.63 years, respectively.

A summary of activity for the Corporation's stock options with exercise prices at 90% of the grant-date market values for the three years ended December 31 was as follows:

                                               1997                      1996                      1995
                                     ------------------------- ------------------------- -------------------------
                                       SHARES      Weighted-       Shares      Weighted-      Shares      Weighted-
                                        UNDER       Average        Under        Average       Under        Average
                                       OPTION       Exercise       Option      Exercise       Option      Exercise
                                      (IN 000s)      Price       (In 000s)       Price      (In 000s)       Price
                                     ----------- -------------- ------------ ------------- ------------ -------------
Outstanding at beginning of year          24         $17.66           22         $12.74         24         $11.67
Granted                                    0                          27          17.75         30          12.51
Exercised                                (20)         16.57          (21)         13.23        (25)         11.64
Forfeited                                 (4)         18.14           (4)         14.69         (7)         11.99
                                     -----------                ------------               ------------
OUTSTANDING AT END OF YEAR                 0                          24          17.66         22          12.74
                                     ===========                ============               ============

EXERCISABLE AT END OF YEAR                 0                          24          17.66         22          12.74
                                     ===========                ============               ============

                                                                                        1996             1995
                                                                                  ---------------- ----------------
Range of exercise prices at end of year                                             $16.65-18.68     $11.85-13.80

Weighted-average remaining contractual life at end of year                           .54 years        .52 years

Weighted-average fair values of options granted in the year                            $3.26            $2.30

                         George Mason Bankshares, Inc.

14. STOCK OPTION AND PURCHASE PLANS (CONTINUED)

A summary of activity for the Corporation's director stock options for the three years ended December 31 was as follows (IN THOUSANDS):

                                                               1997              1996              1995
                                                        ------------------ ----------------- -----------------
Outstanding at beginning of year                                 11                8                3
Granted                                                           3                4                5
Exercised                                                                         (1)
                                                        ------------------ ----------------- -----------------
OUTSTANDING AT END OF YEAR                                       14               11                8
                                                        ================== ================= =================

EXERCISABLE AT END OF YEAR                                       14               10                5
                                                        ================== ================= =================


15. DEFERRED COMPENSATION PLANS

The Corporation has a deferred compensation plan for two former key employees which provides that benefits are to be paid in monthly installments for a period of ten years beginning in January 1995. The accrued benefit obligation related to the plan totaled $595,000 and $655,000 as of December 31, 1997 and 1996, respectively. The accrued benefit obligation was computed using a 7.85% discount rate.

The Corporation entered into supplemental post-retirement agreements with six key officers under which each officer is entitled to either a post-retirement benefit payable in equal monthly installments over fifteen years beginning at age sixty-five, or a death benefit, payable to the officer's beneficiary in the event of death of the officer in equal monthly installments over fifteen years. If the key officer elects early retirement at age fifty-five with ten years of service, the officer is entitled to a reduced post-retirement benefit amount. The Corporation is accruing the liability related to these post-retirement benefits over the estimated service period of each of the officers. As of December 31, 1997 and 1996, the Corporation had accrued $407,000 and $182,000, respectively, related to these post-retirement benefit agreements. The accrued benefit obligation was calculated using discount rates of 7% to 8%. The Corporation has purchased life insurance policies to fund these post-retirement benefits.

                         George Mason Bankshares, Inc.

16. REGULATORY MATTERS

The Corporation is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The Corporation is required to maintain minimum risk-based and leverage capital as defined by the federal banking agencies. The measurement of risk-based capital takes into account the credit risk of both the balance sheet assets and off-balance sheet exposures. The regulatory guidelines require minimum risk-based capital ratios of 4.0% for Tier 1 capital and 8.0% for total capital. In addition, a minimum leverage ratio of Tier 1 capital to quarterly average assets of 3.0% is required for strong banking organizations. A bank is considered "well capitalized," the highest regulatory category, if it has the following minimum ratios: Tier 1 capital of 6.0%, total risk-based capital of 10.0%, and Tier 1 leverage ratio of 5.0%. The capital ratios of the Corporation were as follows:

                                                                                          Well
                                                                                        Capitalized
                                                           DECEMBER 31                  Regulatory
                                                      1997               1996            Minimums
                                                 ---------------- ------------------ ------------------
                                                      (DOLLARS IN THOUSANDS)
CAPITAL:
   Tier 1 capital                                         $75,158            $64,943
   Tier 2 capital                                           5,669              5,659
                                                 ---------------- ------------------
TOTAL CAPITAL                                             $80,827            $70,602
                                                 ================ ==================

ASSETS:
   Risk-weighted assets                                  $625,455           $527,449
   Average assets (fourth quarter)                        946,969            849,883

RATIOS:
   Tier 1 capital to risk-weighted assets                   12.0%              12.3%         6.0%
   Total capital to risk-weighted assets                    12.9%              13.4%        10.0%
   Tier 1 leverage to average assets                         7.9%               7.6%         5.0%

                         George Mason Bankshares, Inc.

16. REGULATORY MATTERS (CONTINUED)

The capital ratios of George Mason Bank, the Corporation's largest banking subsidiary, were as follows:

                                                                                                 Well
                                                                                               Capitalized
                                                                  DECEMBER 31                  Regulatory
                                                             1997               1996            Minimums
                                                      ------------------ ------------------ ------------------
                                                             (DOLLARS IN THOUSANDS)
CAPITAL:
   Tier 1 capital                                                $69,224            $48,104
   Tier 2 capital                                                  5,669              4,180
                                                      ------------------ ------------------
TOTAL CAPITAL                                                    $74,893            $52,284
                                                      ================== ==================

ASSETS:
   Risk-weighted assets                                         $574,126           $462,622
   Average assets (fourth quarter)                               946,833            757,147

RATIOS:
   Tier 1 capital to risk-weighted assets                          12.1%              10.4%        6.0%
   Total capital to risk-weighted assets                           13.0%              11.3%       10.0%
   Tier 1 leverage to average assets                                7.3%               6.4%        5.0%


17. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments. The Corporation's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                         George Mason Bankshares, Inc.

17. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)

Financial instruments whose contract amounts represented credit risk were as follows:

                                                    December 31
                                               1997              1996
                                        ------------------ -----------------
                                                  (IN THOUSANDS)

Commitments to extend credit                 $192,776           $197,030
Standby letters of credit                      14,456             18,994
                                        ------------------ -----------------
TOTAL                                        $207,232           $216,024
                                        ================== =================

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. The Corporation uses the same credit standards on a case-by-case basis in evaluating commitments to extend credit and standby letters of credit as it does when funding loans, including the determination of the type and amount of collateral, if required.

As of December 31, 1997, substantially all mortgage loans held for resale were identically matched with commitments from outside investors to purchase such loans. These investors are national and regional mortgage bankers and savings and loan institutions whose credit worthiness is evaluated annually. The terms of these commitments are generally sixty to ninety days and are entered into in an effort to limit the Corporation's exposure to interest rate fluctuations.

18. SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

The loan portfolio is well-diversified among industries. Generally, the loans are secured by assets or stock. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit

                         George Mason Bankshares, Inc.

18. SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK (CONTINUED)

evaluation of the counterparty. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties and residential properties.

19. CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY

BALANCE SHEETS

                                                                               DECEMBER 31
                                                                           1997              1996
                                                                    ------------------ ----------------
                                                                              (IN THOUSANDS)
ASSETS
Cash and due from banks                                                                   $     163
Deposits at bank subsidiaries                                           $  5,023              5,400
                                                                    ------------------ ----------------
Cash and cash equivalents                                                  5,023              5,563

Investment in bank subsidiaries                                           70,103             59,067
Accrued income receivable and other assets                                     2                 17
Income tax receivable                                                      1,955                441
                                                                    ------------------ ----------------
TOTAL ASSETS                                                             $77,083            $65,088
                                                                    ================== ================

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Dividends payable                                                       $    728          $     655
Accrued expenses                                                             319                 89
                                                                    ------------------ ----------------
TOTAL LIABILITIES                                                          1,047                744
SHAREHOLDERS' EQUITY
Common stock                                                               5,840              5,581
Surplus                                                                   43,163             38,472
Retained earnings                                                         26,308             21,094
Unrealized gain (loss) on available-for-sale securities                      725               (803)
                                                                    ------------------ ----------------
TOTAL SHAREHOLDERS' EQUITY                                                76,036             64,344
                                                                    ------------------ ----------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $77,083            $65,088
                                                                    ================== ================

                         George Mason Bankshares, Inc.

19. CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY (CONTINUED)

STATEMENTS OF INCOME

                                                                             YEAR ENDED DECEMBER 31
                                                                       1997            1996           1995
                                                                  --------------- -------------- ---------------
                                                                                 (IN THOUSANDS)
Dividend income                                                                        $   331         $1,191
Interest and other income                                              $   233             359            382
Operating expenses                                                         886             541            435
                                                                  --------------- -------------- ---------------
Income (loss) before income tax benefit and equity in
   undistributed earnings of bank subsidiaries                            (653)            149          1,138
Income tax benefit                                                         232              94             56
                                                                  --------------- -------------- ---------------
Income before equity in undistributed earnings of
   bank subsidiaries                                                      (421)            243          1,194
Equity in undistributed earnings of bank subsidiaries                    8,501           6,640          5,098
                                                                  --------------- -------------- ---------------
NET INCOME                                                              $8,080          $6,883         $6,292
                                                                  =============== ============== ===============

                         George Mason Bankshares, Inc.

19. CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY (CONTINUED)

STATEMENTS OF CASH FLOWS

                                                                             YEAR ENDED DECEMBER 31
                                                                      1997             1996            1995
                                                                 --------------- ---------------- ---------------
                                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES
Net income                                                            $ 8,080         $ 6,883          $ 6,292
Equity in undistributed earnings of bank subsidiaries
                                                                       (8,501)         (6,640)          (5,098)
Gain on sale of securities available-for-sale                                             (84)            (198)
Change in assets and liabilities:
   Decrease (increase) in other assets                                    109             190              292
   (Decrease) increase in accounts payable                                230            (108)             155
                                                                 --------------- ---------------- ---------------
Net cash provided by operating activities                                 (82)            241            1,443

INVESTING ACTIVITIES
Cash invested in bank subsidiaries                                     (1,007)
Proceeds from sales and maturities of securities                                        1,154            1,248
                                                                 --------------- ---------------- ---------------
Net cash (used in) provided by investing activities                    (1,007)          1,154            1,248

FINANCING ACTIVITIES
Net proceeds from issuance of common stock                              3,342           1,647            1,628
Dividends paid                                                         (2,793)         (1,948)          (1,413)
                                                                 --------------- ---------------- ---------------
Net cash provided by (used in) financing activities                       549            (301)             215
                                                                 --------------- ---------------- ---------------
Net increase in cash and cash equivalents                                (540)          1,094            2,906
Cash and cash equivalents at beginning of year                          5,563           4,469            1,563
                                                                 --------------- ---------------- ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              $ 5,023         $ 5,563          $ 4,469
                                                                 =============== ================ ===============



Income tax refund                                                    $    364       $      34         $    423
                                                                 =============== ================ ===============

                         George Mason Bankshares, Inc.

20. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND CASH EQUIVALENTS: The carrying amount of cash and cash equivalents is a reasonable estimate of fair value.

SECURITIES: Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

LOANS: For certain homogeneous categories of loans, such as some residential mortgages and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

ACCRUED INCOME RECEIVABLE: The carrying amount of accrued income receivable is a reasonable estimate of fair value.

DEPOSITS: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER BORROWED FUNDS: The carrying amount of securities sold under agreements to repurchase and other borrowed funds is a reasonable estimate of fair value.

ACCRUED EXPENSES AND OTHER LIABILITIES: The carrying amount of accrued expenses and other liabilities is a reasonable estimate of fair value.

COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND FINANCIAL GUARANTEES WRITTEN: The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the

                         George Mason Bankshares, Inc.

20. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. Unrecognized financial instrument accrual and deferral fees were not considered material.

The estimated fair values of the Corporation's financial instruments were as follows:

                                                                          DECEMBER 31
                                                             1997                             1996
                                               -------------------------------- --------------------------------
                                                   Carrying           Fair           Carrying           Fair
                                                    Amount           Value            Amount           Value
                                               ---------------- ---------------- ---------------- --------------
                                                                        (IN THOUSANDS)
Financial assets:
     Cash and cash equivalents                    $    90,692      $    90,692        $  64,958        $  64,958
     Securities                                       373,669          374,796          345,433          346,216

     Loans                                            546,919          547,798          446,596          448,332
       Less allowance for loan losses                   5,669            5,669            5,659            5,659
                                               ---------------- ---------------- ---------------- --------------
     Net loans                                        541,250          542,129          440,937          442,673

     Other                                              4,939            4,939            4,480            4,480
                                               ---------------- ---------------- ---------------- --------------
TOTAL FINANCIAL ASSETS                             $1,010,550       $1,012,556         $855,808         $858,327
                                               ================ ================ ================ ================
Financial liabilities:
     Deposits                                     $   819,302      $   817,219         $693,594         $694,256
       Securities sold under
     agreements to repurchase and
     other borrowed funds                             122,809          122,721          105,898          105,866
       Other                                            8,422            8,422            8,634            8,634
                                               ---------------- ---------------- ---------------- --------------
TOTAL FINANCIAL LIABILITIES                        $  950,533       $  948,362         $808,126         $808,756
                                               ================ ================ ================ ================


SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. The disclosures also do not include deposit base intangibles. Accordingly, the aggregate fair value amount presented should not be interpreted as representing the underlying value of the Corporation.

                         George Mason Bankshares, Inc.

21. BUSINESS COMBINATIONS

On September 11, 1997, the Corporation and United Bankshares, Inc. (United), a bank holding company that had total assets of $2.7 billion at December 31, 1997 and is headquartered in West Virginia, announced the signing of a definitive agreement for a merger of the two companies. Under the agreement, the Corporation will be merged into a separate subsidiary of United. The business combination will be structured as a pooling of interests and will provide a tax-free exchange of 1.7 shares of United Common stock for each common share of the Corporation, as adjusted for a 100% stock split effected in the form of a dividend which was declared by United and is payable on March 27, 1998 to United shareholders of record as of March 13, 1998. The proposed merger is expected to close during the second quarter of 1998, subject to regulatory approval.

On May 17, 1996, the Corporation merged with The Palmer National Bancorp, Inc. (Palmer). Palmer was a bank holding company with banking facilities in the District of Columbia and a mortgage banking office in Montgomery County, Maryland. The business combination was accounted for using the pooling of interests method. The Corporation issued 924,599 shares of its common stock to the Palmer shareholders.

The operating results for the period from January 1, 1996 to May 17, 1996, for each of the entities combined were as follows (IN THOUSANDS, EXCEPT FOR PER SHARE DATA):

                                                              GMBI                Palmer
                                                       ------------------- ---------------------
Net interest income                                           $8,231               $1,654

Net income                                                     2,149                   70

Proceeds from the sale of common stock                           925                1,651

Unrealized holding loss on
   available-for-sale securities                              (3,205)                 (96)

Dividends declared                                               401                    0

Dividends per share                                          $  0.10                    0

                         George Mason Bankshares, Inc.

21. BUSINESS COMBINATIONS (CONTINUED)

The net interest income and net income for the year ended December 31, 1995 for each of the entities and combined were as follows (IN THOUSANDS):

                                                                  Combined
                                   GMBI            Palmer       Corporation
                              --------------- ---------------- --------------

Net interest income              $19,837          $4,333          $24,170
Net income                         5,423             869            6,292

                         George Mason Bankshares, Inc.

22. QUARTERLY FINANCIAL INFORMATION (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE
DATA) (1)

                                               1997                                            1996
                             Dec 31     Sep 30      Jun 30      Mar 31         Dec 31      Sep 30      Jun 30      Mar 31
                          ----------------------- ----------- -----------    ----------- ----------- ----------- -----------
Interest income               $17,250    $16,651    $15,875     $14,730        $14,905     $14,256     $12,498     $12,068
Interest expense                8,611      8,563      8,015       7,372          7,754       7,060       5,871       5,579
                          -----------------------------------------------    -----------------------------------------------
Net interest income             8,639      8,088      7,860       7,358          7,151       7,196       6,627       6,489
(Recoveries) provision
   for loan losses                 (3)        11          8           4              0           0           0         181

Gains (losses) on sales
   of trading securities
   and securities
   available-for-sale               2          0         (1)         41            232           8          68         318

Other income                    4,268      5,054      3,684       3,596          3,459       3,527       3,567       3,673
Other expense                   9,841     10,013      8,600       8,354          7,855       8,107       7,973       8,244
Income taxes                      925      1,006        929         821            954         815         667         636
                          -----------------------------------------------    -----------------------------------------------
NET INCOME                   $  2,146    $ 2,112    $ 2,006     $ 1,816        $ 2,033     $ 1,809     $ 1,622     $ 1,419
                          ===============================================    ===============================================
BASIC EARNINGS PER
   SHARE                     $   0.41    $  0.41    $  0.40     $  0.36        $  0.40     $  0.36     $  0.33     $  0.30
                          ===============================================    ===============================================
DILUTED EARNINGS PER
   SHARE                     $   0.40    $  0.40    $  0.39     $  0.35        $  0.40     $  0.35     $  0.32     $  0.28
                          ======================= =========== ===========    =========== =========== =========== ===========

CASH DIVIDENDS
   DECLARED PER SHARE        $   0.14    $  0.14    $  0.14     $  0.14        $  0.13     $  0.12     $  0.11     $  0.10
                          ======================= =========== ===========    =========== =========== =========== ===========

WEIGHTED AVERAGE
   SHARES OUTSTANDING
   PLUS COMMON STOCK
   EQUIVALENTS                  5,351      5,266      5,172       5,147          5,133       5,099       5,082       5,029
                          ======================= =========== ===========    =========== =========== =========== ===========


(1) On May 17, 1996, the Corporation merged with The Palmer National Bancorp, Inc. Financial data for the quarter ended March 31, 1996 has been restated to reflect the results of operations on a combined basis from the earliest period presented.


70